TO BUSINESS EDITOR:

       New Century Equity Holdings Corp. Announces Appointment of Director

          DALLAS, Oct. 27 /PRNewswire-FirstCall/ -- New Century Equity Holdings
Corp. (OTC Bulletin Board: NCEH) announced today that James A. Risher has been appointed a member of the Board of Directors of New Century. As a result of Mr.
Risher's appointment, the Board of Directors of New Century currently consists of four members. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Since 2003, Mr. Risher has served as a director of SL Industries, Inc., a NYSE-listed company engaged in the manufacturing and marketing of power electronics, power motion and power protection equipment. He also served as Chairman and Chief Executive Officer of
BlueStar Battery Systems International, Inc., a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets, from February
2001 to May 2002. From 1986 to 1998, Mr. Risher served as a director, Chief
Executive Officer and President of Exide Electronics Group, Inc. ("Exide"), a
global leader in the uninterruptible power supply industry. He also served as
Chairman of Exide from December 1997 to July 1998.

          Some statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of New Century to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Refer to New Century's filings with the Securities and Exchange
Commission for further discussion of such factors. The forward-looking statements are made as of the date of this press release and New Century assumes no obligation to update such statements.

SOURCE  New Century Equity Holdings Corp.
10/27/2004

CONTACT: John Murray, CPA, Chief Financial Officer, New Century Equity Holdings
Corp., 1-214-661-7488/
First Call Analyst:
FCMN Contact:
(NCEH)